EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2004, except for Note 14, which is as of June 11, 2004, relating to the financial statements of NetLogic Microsystems, Inc., which appears in NetLogic Microsystems, Inc.’s Registration Statement on Form S-1 (No. 333-114549), filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 23, 2004